ZAIS Group Holdings, Inc. Reports First Quarter 2018 Results

RED BANK, N.J., May 10, 2018 /PRNewswire/ -- ZAIS Group Holdings, Inc. (NASDAQ: ZAIS) ("ZAIS"), today reported financial results for the three months ended March 31, 2018. ZAIS conducts substantially all of its operations through ZAIS Group, LLC ("ZAIS Group"). ZAIS Group provides investment advisory and asset management services to private funds, separately managed accounts and structured vehicles. References to the "Company" herein refer to ZAIS, together with (where the context requires) its consolidated subsidiaries and affiliates.

FIRST QUARTER 2018 HIGHLIGHTS

A summary of the Company's results for the three months ended March 31, 2018 and March 31, 2017 are set forth below. All dollar amounts are presented in millions, with the exception of figures presented on a per share basis.

	Three Months Ended March 31,
	2018	2017
U.S. GAAP
Net income/(loss)	$(2.8)	$(5.4)
Net income/(loss) per diluted weighted average share outstanding applicable to ZAIS Group Holdings, Inc.	$(0.26)	$(0.30)
Net income/(loss) before income taxes	$(2.8)	$(5.4)
Non-U.S. GAAP
Net income/(loss) (excluding Consolidated Funds of ZAIS Group)	$(5.6)	$(6.2)
Net income/(loss) (excluding Consolidated Funds of ZAIS Group) per diluted weighted average share outstanding	$(0.26)	$(0.30)
Adjusted EBITDA	$(5.3)	$(5.0)

The consolidated financial statements include non-controlling interests of the members of ZAIS Group Parent, LLC ("ZGP") (the "ZGP Founder Members") which represent Class A Units of ZGP held by the ZGP Founder Members. ZGP, a majority-owned consolidated subsidiary of ZAIS, is the sole member, and owns all of the equity, of ZAIS Group.

CONSOLIDATED U.S. GAAP RESULTS

The Company recorded U.S. GAAP net loss for the three months ended March 31, 2018 of $(2.8) million compared with U.S. GAAP net loss of $(5.4) million for the three months ended March 31, 2017. The decrease of $2.6 million in U.S. GAAP net loss was primarily driven by an increase in revenues of $2.6 million and a decrease in expenses of $0.1 million offset by a decrease in other income of $0.1 million. The U.S. GAAP results include the results of funds and structured financing entities which are consolidated by the Company (the "Consolidated Funds").

Total revenues increased by $2.6 million primarily due to a $2.0 million increase in management fee income and a $1.0 million increase in income of Consolidated Funds, offset by a decrease of $0.2 million in incentive income and a decrease of $0.2 million in reimbursement revenue from certain ZAIS Managed Entities for research and data services expenses.

Management fee income increased by $2.0 million primarily due to the increase in the number of CLOs managed by ZAIS and fees earned from a ZAIS CLO beginning in June 2017 which previously had its fees waived because all of its subordinated notes were collectively owned by certain vehicles managed by ZAIS. Income of Consolidated Funds related to ZAIS Zephyr A-6 LP's ("Zephyr A-6") investments in unconsolidated ZAIS managed CLOs increased by $1.0 million.

Incentive income decreased by $0.2 million primarily due to lower performance related to ZAIS Managed Entities that crystalized incentive fees during the respective quarters.

Total expenses decreased by $0.1 million period over the period. Compensation and benefits decreased by $1.3 million primarily due to a $1.0 million decrease in equity compensation expense relating to the vesting, in March 2017, of equity units previously awarded to certain employees and a $0.5 million decrease primarily due to reduced bonus expense. These favorable variances were offset by $0.1 million increase in severance costs.

General, administrative and other expenses ("G&A") increased by $0.8 million primarily due to an increase of $0.8 million in legal fees as a result of an increase of $0.6 million related to a strategic review and an increase of $0.2 million due to payments made to the Company's former general counsel who was retained as a senior legal advisor that commenced in April 2017. G&A expenses also increased by $0.4 million due to investment banking services in connection with a potential take private transaction between the Company and Z Acquisition. These unfavorable variances were offset by a decrease of $0.2 million in expenses relating to research and data services borne by ZAIS Group and paid directly by ZAIS Group to vendors which are reimbursable from certain ZAIS Managed Entities and a decrease of $0.2 million in other expenses.

Expenses of Consolidated Funds increased by $0.4 million primarily due to interest expense for the master repurchase agreement entered into by Zephyr A-6 in October 2017. Zephyr A-6 did not have any expenses related to repurchase agreements during the three months ended March 31, 2017.

Other income decreased by $0.1 million primarily due to a $0.7 million decrease in net gain (loss) on investments in affiliates and a $0.6 million decrease in net gain (loss) on beneficial interest of collateralized financing entity, offset by a $1.0 million increase in net gain (loss) on Consolidated Funds' investments and a $0.1 million increase in other income.

Net gain (loss) on investments in affiliates decreased by $0.7 million primarily due to losses of $0.6 million relating to the two ZAIS Managed Entities in which ZAIS Group had made investments that carry first loss risk (on March 12, 2018 ZAIS Group sent notice to terminate its management contracts for these two ZAIS Managed Entities effective March 16, 2018). The $0.6 million decrease in net gain (loss) on beneficial interest of consolidated collateralized financing entity relates to Zephyr A-6's investment in ZAIS CLO 5. ZAIS CLO 5 was a Consolidated Fund for the period from October 26, 2016 through August 10, 2017, the date which ZAIS CLO 5 was deconsolidated due to the sale of all of the Company's beneficial interests in ZAIS CLO 5. Net gain (loss) on Consolidated Funds' investments increased by $1.0 million driven by the net realized and unrealized gains and losses from Zephyr A-6's investments in ZAIS CLOs during the warehouse period and unconsolidated ZAIS CLOs.

CONSOLIDATED NON-U.S. GAAP RESULTS

Please see the discussion of "Non-U.S. GAAP Financial Measures", including the definitions of net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA, and reconciliations of such non-U.S. GAAP financial measures to the respective U.S. GAAP net income (loss) measures for the periods discussed above at the end of this press release.

The Company's U.S. GAAP net income (loss) and non-U.S. GAAP measures of income (loss) may fluctuate materially depending upon the performance of ZAIS Managed Entities as well as other factors. Accordingly, the U.S. GAAP net income (loss) and non-U.S. GAAP measures of income (loss) in any particular period should not be expected to be indicative of future results.

LIQUIDITY & CAPITAL RESOURCES

As of March 31, 2018, the Company had cash and cash equivalents, excluding cash and cash equivalents of Consolidated Variable Interest Entities, of $30.9 million and no debt obligations, excluding liabilities of Consolidated Variable Interest Entities.

FIRST QUARTER 2018 SUPPLEMENTAL INFORMATION

The Company's First Quarter 2018 Supplemental Information – March 31, 2018, is available on ZAIS's website at www.zaisgroupholdings.com. To access the information, go to the "ZAIS Shareholders" section of the website.

USE OF NON-U.S. GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles ("U.S. GAAP"), this press release includes certain non-U.S. GAAP financial information, including net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA (and per share measures). Net income (loss) (excluding Consolidated Funds of ZAIS Group) is a non-U.S. GAAP financial measure that the Company defines as U.S. GAAP net income (loss) excluding the consolidating effects of the Consolidated Funds of ZAIS Group. Adjusted EBITDA is a non-U.S. GAAP financial measure that the Company defines as U.S. GAAP net income (loss) excluding consolidating effects of the Consolidated Funds of ZAIS Group, equity-based compensation, severance, taxes, depreciation and amortization expenses and foreign currency translation adjustments.

The Company believes that providing investors with this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA are incomplete measures of the Company's financial performance and involve differences from net income (loss) computed in accordance with U.S. GAAP, they should be considered along with, but not as alternatives to, the Company's net income (loss) computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA may not be comparable to other similarly-titled measures of other companies.

ZAIS GROUP HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except share amounts)

	March 31, 2018	December 31, 2017

Assets
Cash and cash equivalents	$30,906	$41,619
Income and fees receivable	2,947	8,863
Investments in affiliates, at fair value	158	10,151
Due from related parties	594	798
Property and equipment, net	1,791	278
Prepaid expenses	786	967
Withdrawals receivable	9,380	—
Other assets	1,570	359
Assets of Consolidated Variable Interest Entities
Cash	29,762	8,975
Investments in affiliated securities, at fair value – $46,212 and $46,136 pledged as collateral for repurchase agreement, at March 31, 2018 and December 31, 2017, respectively.	117,195	114,911
Other assets	619	968
Total Assets	$195,708	$187,889

Liabilities and Equity
Liabilities
Compensation payable	$2,427	$9,222
Due to related parties	—	31
Fees payable	2,235	2,171
Other liabilities	1,686	1,285
Liabilities of Consolidated Variable Interest Entities
Repurchase agreement	45,500	45,943
Other liabilities	451	415
Total Liabilities	52,299	59,067

Commitments and Contingencies

Equity
Preferred Stock, $0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding.	—	—
Class A Common Stock, $0.0001 par value; 180,000,000 shares authorized; 14,555,113 and 14,555,113 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively.	1	1
Class B Common Stock, $0.000001 par value; 20,000,000 shares authorized; 20,000,000 shares issued and outstanding at March 31, 2018 and December 31, 2017.	—	—
Additional paid-in capital	64,436	64,365
Retained earnings (Accumulated deficit)	(27,191)	(23,414)
Accumulated other comprehensive income (loss)	(55)	(61)
Total stockholders' equity, ZAIS Group Holdings, Inc.	37,191	40,891
Non-controlling interests in ZAIS Group Parent, LLC	17,755	19,568
Non-controlling interests in Consolidated Funds	88,463	68,363
Total Equity	143,409	128,822
Total Liabilities and Equity	$195,708	$187,889

ZAIS GROUP HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenues
Management fee income	$5,063	$3,107
Incentive income	146	297
Reimbursement revenue	309	494
Other revenues	77	93
Income of Consolidated Funds	1,013	—
Total Revenues	6,608	3,991
Expenses
Compensation and benefits	6,086	7,424
General, administrative and other	4,496	3,669
Depreciation and amortization	16	40
Expenses of Consolidated Funds	480	43
Total Expenses	11,078	11,176
Other income (loss)
Net gain (loss) on investments in affiliates	(586)	75
Other income (expense)	104	(16)
Net gain (loss) of Consolidated Funds' investments in affiliated securities	2,130	1,107
Net gain (loss) on beneficial interest of consolidated collateralized financing entity	—	589
Total Other Income (Loss)	1,648	1,755
Income (loss) before income taxes	(2,822)	(5,430)
Income tax (benefit) expense	4	5
Consolidated net income (loss)	(2,826)	(5,435)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	9	30
Total Comprehensive Income (Loss)	$(2,817)	$(5,405)

Allocation of Consolidated Net Income (Loss)
Non-controlling interests in Consolidated Funds	$2,767	$810
Stockholders' equity, ZAIS Group Holdings, Inc.	(3,777)	(4,162)
Non-controlling interests in ZAIS Group Parent, LLC	(1,816)	(2,083)
Total Allocation of Consolidated Net Income (Loss)	$(2,826)	$(5,435)

Allocation of Total Comprehensive Income (Loss)
Non-controlling interests in Consolidated Funds	$2,767	$810
Stockholders' equity, ZAIS Group Holdings, Inc.	(3,771)	(4,142)
Non-controlling interests in ZAIS Group Parent, LLC	(1,813)	(2,073)
Total Allocation of Total Comprehensive Income (Loss)	$(2,817)	$(5,405)

Consolidated Net Income (Loss), per Class A common share applicable to ZAIS Group Holdings, Inc. – Basic	$(0.26)	$(0.30)
Consolidated Net Income (Loss), per Class A common share applicable to ZAIS Group Holdings, Inc. – Diluted	$(0.26)	$(0.30)

Weighted average shares of Class A common stock outstanding:
Basic	14,555,113	13,986,305
Diluted	21,555,113	20,986,305

The following supplemental financial information illustrates the consolidating effects of the Consolidated Funds on the Company's financial position and results of operations:

	March 31, 2018
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in thousands )
Assets
Cash and cash equivalents	$30,906	$—	$—	$30,906
Income and fees receivable	2,947	—	—	2,947
Investments in affiliates, at fair value	13,768	—	(13,610)	158
Due from related parties	594	—	—	594
Property and equipment, net	1,791	—	—	1,791
Prepaid expenses	786	—	—	786
Withdrawals receivable	9,380	—	—	9,380
Other assets	1,570	—	—	1,570
Assets of Consolidated Variable Interest Entities
Cash	—	29,762	—	29,762
Investments in affiliated securities, at fair value	—	117,195	—	117,195
Other assets	—	1,067	(448)	619
Total Assets	$61,742	$148,024	$(14,058)	$195,708
Liabilities and Equity
Liabilities
Compensation payable	$2,427	$—	$—	$2,427
Due to related parties	—	—	—	—
Fees payable	2,683	—	(448)	2,235
Other liabilities	1,686	—	—	1,686
Liabilities of Consolidated Variable Interest Entities
Repurchase Agreements	—	45,500	—	45,500
Other liabilities	—	451	—	451
Total Liabilities	6,796	45,951	(448)	52,299

Commitments and Contingencies

Equity
Preferred Stock	—	—	—	—
Class A Common Stock	1	—	—	1
Class B Common Stock	—	—	—	—
Additional paid-in-capital	64,436	—	—	64,436
Retained earnings (Accumulated deficit)	(27,191)	—	—	(27,191)
Accumulated other comprehensive income (loss)	(55)	—	—	(55)
Total stockholders' equity, ZAIS Group Holdings, Inc.	37,191	—	—	37,191
Non-controlling interests in ZAIS Group Parent, LLC	17,755	—	—	17,755
Non-controlling interests in Consolidated Funds	—	102,073	(13,610)	88,463
Total Equity	54,946	102,073	(13,610)	143,409
Total Liabilities and Equity	$61,742	$148,024	$(14,058)	$195,708

	December 31, 2017
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in thousands )
Assets
Cash and cash equivalents	$41,619	$—	$—	$41,619
Income and fees receivable	8,863	—	—	8,863
Investments in affiliates, at fair value	20,669	—	(10,518)	10,151
Due from related parties	798	—	—	798
Property and equipment, net	278	—	—	278
Prepaid expenses	967	—	—	967
Other assets	359	—	—	359
Assets of Consolidated Variable Interest Entities
Cash	—	8,975	—	8,975
Investments in affiliated securities, at fair value	—	114,911	—	114,911
Other assets	—	1,353	(385)	968
Total Assets	$73,553	$125,239	$(10,903)	$187,889
Liabilities and Equity
Liabilities
Compensation payable	$9,222	$—	$—	$9,222
Due to related parties	31	—	—	31
Fees payable	2,556	—	(385)	2,171
Other liabilities	1,285	—	—	1,285
Liabilities of Consolidated Variable Interest Entities
Repurchase Agreements	—	45,943	—	45,943
Other liabilities	—	415	—	415
Total Liabilities	13,094	46,358	(385)	59,067

Commitments and Contingencies

Equity
Preferred Stock	—	—	—	—
Class A Common Stock	1	—	—	1
Class B Common Stock	—	—	—	—
Additional paid-in-capital	64,365	—	—	64,365
Retained earnings (Accumulated deficit)	(23,414)	—	—	(23,414)
Accumulated other comprehensive income (loss)	(61)	—	—	(61)
Total stockholders' equity, ZAIS Group Holdings, Inc.	40,891	—	—	40,891
Non-controlling interests in ZAIS Group Parent, LLC	19,568	—	—	19,568
Non-controlling interests in Consolidated Funds	—	78,881	(10,518)	68,363
Total Equity	60,459	78,881	(10,518)	128,822
Total Liabilities and Equity	$73,553	$125,239	$(10,903)	$187,889

	Three Months Ended March 31, 2018
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in thousands )
Revenues
Management fee income	$5,063	$—	$—	$5,063
Incentive income	146	—	—	146
Reimbursement revenue	309	—	—	309
Other revenues	77	—	—	77
Income of Consolidated Funds	—	4,109	(3,096)	1,013
Total Revenues	5,595	4,109	(3,096)	6,608
Expenses
Compensation and benefits	6,086	—	—	6,086
General, administrative and other	5,026	—	(530)	4,496
Depreciation and amortization	16	—	—	16
Expenses of Consolidated Funds	—	480	—	480
Total Expenses	11,128	480	(530)	11,078
Other Income (loss)
Net gain (loss) on investments in affiliates	(160)	—	(426)	(586)
Other income (expense)	104	—	—	104
Net gain (loss) of Consolidated Funds' investments	—	(437)	2,567	2,130
Total Other Income (Loss)	(56)	(437)	2,141	1,648
Income (loss) before income taxes	(5,589)	3,192	(425)	(2,822)
Income tax (benefit) expense	4	—	—	4
Consolidated net income (loss)	(5,593)	3,192	(425)	(2,826)
Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustment	9	—	—	9
Total Comprehensive Income (Loss)	$(5,584)	$3,192	$(425)	$(2,817)

	Three Months Ended March 31, 2017
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in thousands )
Revenues
Management fee income	$3,107	$—	$—	$3,107
Incentive income	297	—	—	297
Reimbursement revenue	494	—	—	494
Other revenues	93	—	—	93
Income of Consolidated Funds	—	205	(205)	—
Total Revenues	3,991	205	(205)	3,991
Expenses
Compensation and benefits	7,424	—	—	7,424
General, administrative and other	3,669	—	—	3,669
Depreciation and amortization	40	—	—	40
Expenses of Consolidated Funds	—	43	—	43
Total Expenses	11,133	43	—	11,176
Other Income (loss)
Net gain (loss) on investments in affiliates	918	—	(843)	75
Other income (expense)	(16)	—	—	(16)
Net gain (loss) of Consolidated Funds' investments	—	1,492	(385)	1,107
Net gain (loss) on beneficial interest of consolidated collateralized financing entity	—	—	589	589
Total Other Income (Loss)	902	1,492	(639)	1,755
Income (loss) before income taxes	(6,240)	1,654	(844)	(5,430)
Income tax (benefit) expense	5	—	—	5
Consolidated net income (loss)	(6,245)	1,654	(844)	(5,435)
Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustment	30	—	—	30
Total Comprehensive Income (Loss)	$(6,215)	$1,654	$(844)	$(5,405)

The following table presents the reconciliations of our consolidated U.S. GAAP net income to (i) our non-U.S. GAAP financial measure of net income (loss) (excluding Consolidated Funds of ZAIS Group) and (ii) our non-U.S. GAAP financial measure of Adjusted EBITDA:

	Three Months Ended March 31,
	2018	2017
	(Dollars in thousands)
Consolidated net income (loss) (U.S. GAAP Net Income (Loss))	$(2,826)	$(5,435)
Add back: Elimination of Management fee income	—	—
Less: Income of Consolidated Funds	(1,013)	—
Less: Elimination of fee rebate expense	(530)	—
Add back: Elimination of Net gain on investments in affiliates	426	843
Add back: Expenses of Consolidated Funds	480	43
Less: Net gain on Consolidated Funds' investments	(2,130)	(1,107)
(Less)/Add back: Net (gain) loss on beneficial interest of consolidated collateralized financing entity	—	(589)
Net income (loss) (excluding Consolidated Funds of ZAIS Group) – Non-U.S. GAAP	(5,593)	(6,245)

Add back (less): Tax expense (benefit)	4	5
Add back: Compensation attributable to equity compensation	71	1,112
Add back: Severance costs	202	72
Add back: Depreciation and amortization	16	40
Adjusted EBITDA – Non-U.S. GAAP	$(5,300)	$(5,016)

ABOUT ZAIS GROUP HOLDINGS, INC.

ZAIS (NASDAQ: ZAIS) owns a majority interest in, and is the managing member of, ZGP. ZGP is the sole member of ZAIS Group, an investment advisory and asset management firm focused on specialized credit strategies with approximately $4.793 billion of assets under management as of March 31, 2018. Based in Red Bank, New Jersey with operations in London, ZAIS Group employs professionals across investment management, client relations, information technology, analytics, finance, law, compliance, risk management and operations. To learn more, visit www.zaisgroupholdings.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are generally identified by the use of words such as "outlook," "believe," "expect," "potential," "continue," "may," "will," "should," "could," "would," "seek," "approximately," "predict," "intend," "plan," "estimate," "anticipate," "opportunity," "pipeline," "comfortable," "assume," "remain," "maintain," "sustain," "achieve" or the negative version of those words or other comparable words. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to: competition, the ability of the Company to grow and manage growth profitably, and retain its management and key employees; the ability to rationalize our expense structure and specifically to exit the residential whole loan related businesses in an orderly fashion, or at all; the outcome of the strategic review of the Company's business and availability of suitable strategic options; the ability of the Company to negotiate and enter into an agreement for a potential sale, business combination, going private or other strategic transaction; the ability of the Company to consummate any potential strategic transaction and to realize any anticipated benefits of such transaction; the outcome of any legal proceedings that may be instituted against the Company or others; the inability to continue to be listed on the NASDAQ Stock Market; operational expenses and costs related to being a public company; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; the relative and absolute investment performance of advised or sponsored investment products; the availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; conditions in the market for mortgage-related investments; the impact of capital improvement projects; the impact of future acquisitions or divestitures; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to the Company; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and the Company; the ability to attract and retain highly talented professionals; the impact of changes to tax legislation and, generally, the tax position of the Company; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (the "SEC"), copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT: ZAIS Investor Relations 732-450-7440